Exhibit 99.1

BGC Group Announces CFTC Approval for FMX Futures Exchange

NEW YORK, NY – January 22, 2024 – BGC Group, Inc. (Nasdaq: BGC), today announced that its FMX Futures Exchange received Commodity Futures Trading Commission (“CFTC”) approval to operate an exchange for U.S. Treasury and SOFR futures, the most widely traded futures contracts in the world, for trading on FMX1.

Howard W. Lutnick, Chairman and CEO of BGC Group, a leading global brokerage and financial technology company, said, “With this CFTC approval, we will combine our leading Fenics UST cash Treasury platform with our FMX Futures Exchange to deliver competition across the CME’s U.S. interest rate complex. For the first time, the most valuable futures market in the world will have real competition.”

Howard W. Lutnick also commented, “Similar to U.S. interest rate futures, the wholesale U.S. Treasury market had historically been dominated by the CME until we launched Fenics UST. Since our launch, Fenics UST has grown rapidly, reaching 25 percent market share during the third quarter of 2023, up from 18 percent only a year ago2. We will execute the same playbook with our FMX Futures Exchange.”

FMX’s clearing agreement with LCH SwapClear, one of the largest holders of interest rate collateral in the world, uniquely positions FMX to compete and reshape the U.S. interest rate market.

Robert Allen, President of FMX Futures Exchange, added “FMX’s global connectivity and vast distribution, combined with LCH’s highly efficient cross-margin benefits will challenge CME’s most valuable vertical, its U.S. interest rate complex. FMX is the first and only exchange to launch with all the tools necessary to compete and grow in the world’s most important market.”

Isabelle Girolami, CEO, LCH Limited said, “Our relationship with FMX is a key example of our commitment to open markets, collaboration and delivering further choice to the market. We are delighted to be working with a highly innovative exchange to bring a complete service offering across USD swaps, UST futures and SOFR STIRs to our members and clients. Our clearing capabilities will allow for portfolio margining across all these expressions of rates risk, meaningful margin efficiencies and effective risk management.”

About BGC Group, Inc.

BGC Group, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its affiliates, also provides a broad range of services, including: trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Digital™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™,

[1]	Source: Futures Industry Association (“FIA”).
[2]	Central limit order book (“CLOB”) market share. Source: Coalition Greenwich.

Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, BGC®, BGC Trader™, kACE2™, and Lucera®, BGC offers financial technology solutions, market data, and analytics across a broad range of financial instruments and markets. BGC, BGC Group, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, Caventor, LumeMarkets and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGC”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcg.com. You can also follow BGC at https://twitter.com/bgcgroupinc, https://www.linkedin.com/company/bgc_group and/or http://ir.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact:

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Investor Contact:

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